Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Johanna (Hanneke) Faber, Chief Executive Officer of Logitech International S.A. (the “Company”) hereby certify, that, to the best of my knowledge:

(1)                  The Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2026

/s/ Johanna (Hanneke) Faber
Johanna (Hanneke) Faber
Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Matteo Anversa, Chief Financial Officer of Logitech International S.A. (the “Company”) hereby certify, that, to the best of my knowledge:

(1) The Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2026

/s/ Matteo Anversa
Matteo Anversa
Chief Financial Officer